Exhibit 12

                              U S WEST, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES (1)
                        (Dollars in Millions)

                                                   Quarter Ended
                                                 6/30/98   6/30/97
------------------------------------------      --------  --------
Income before income taxes                     $      542$      667
Interest expense (net of amounts
  capitalized)                                        109       101
Interest factor on rentals (1/3)                       22        22
                                                --------  --------
Earnings                                       $      673$      790

Interest expense                               $      114$      105
Interest factor on rentals (1/3)                       22        22
                                                --------  --------
Fixed charges                                  $      136$      127

Ratio of earnings to fixed charges                   4.95      6.22
------------------------------------------      --------  --------



                                                 Six Months Ended
                                                 6/30/98   6/30/97
------------------------------------------      --------  --------
Income before income taxes                     $    1,235$    1,337
Interest expense (net of amounts
  capitalized)                                        206       204
Interest factor on rentals (1/3)                       44        42
                                                --------  --------
Earnings                                       $    1,485$    1,583

Interest expense                               $      217$      215
Interest factor on rentals (1/3)                       44        42
                                                --------  --------
Fixed charges                                  $      261$      257

Ratio of earnings to fixed charges                   5.69      6.16
------------------------------------------      --------  --------

(1) The historical ratios are based on the consolidated historical results of U S WEST and include interest expense associated with the refinancing of $3.9 billion of Dex Indebtedness from the separation date of June 12, 1998.


                             U S WEST, INC.
             PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES (1)
                        (Dollars in Millions)

                                                   Quarter Ended
                                                 6/30/98   6/30/97
------------------------------------------      --------  --------
Pro forma income before income taxes           $      491 $      601
Interest expense (net of amounts
  capitalized)                                        160       167
Interest factor on rentals (1/3)                       22        22
                                                --------  --------
Earnings                                       $      673$      790

Interest expense                               $      165$      171
Interest factor on rentals (1/3)                       22        22
                                                --------  --------
Fixed charges                                  $      187$      193

Ratio of earnings to fixed charges                   3.60      4.09
------------------------------------------      --------  --------



                                                  Six Months Ended
                                                 6/30/98   6/30/97
------------------------------------------      --------  --------
Pro forma income before income taxes           $    1,118$    1,206
Interest expense (net of amounts
  capitalized)                                        323       335
Interest factor on rentals (1/3)                       44        42
                                                --------  --------
Earnings                                       $    1,485$    1,583

Interest expense                               $      334$      346
Interest factor on rentals (1/3)                       44        42
                                                --------  --------
Fixed charges                                  $      378$      388

Ratio of earnings to fixed charges                   3.93      4.08
------------------------------------------      --------  --------

<F1>
(1) Based on the unaudited pro forma condensed combined statements of income which give effect to the refinancing by U S WEST of the Dex Indebtedness as if such transaction had been consummated as of the beginning of each of the periods presented.

                             U S WEST, INC.
             PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES (1)
                        (Dollars in Millions)


                                                   Quarter Ended
                                                 3/31/98   3/31/97
------------------------------------------      --------  --------
Pro forma income before income taxes           $      627 $     605
Interest expense (net of amounts
  capitalized)                                        163       168
Interest factor on rentals (1/3)                       22        20
                                                --------  --------
Earnings                                       $      812 $     793

Interest expense                               $      16  $     175
Interest factor on rentals (1/3)                       22        20
                                                --------  --------
Fixed charges                                  $      191 $     195

Ratio of earnings to fixed charges                   4.25      4.07
------------------------------------------      --------  --------


(1) Based on the unaudited pro forma condensed combined statements of income which give effect to the refinancing by U S WEST of the Dex Indebtedness as if such transaction had been consummated as of the beginning of each of the periods presented.

                             U S WEST, INC.
             PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES (1)
                        (Dollars in Millions)

                                                   Year
                                                  Ended
                                                 12/31/97
------------------------------------------       --------
Pro forma income before income taxes
 and extraordinary item                        $    2,167
Interest expense (net of amounts
  capitalized)                                        667
Interest factor on rentals (1/3)                       91
                                                 --------
Earnings                                       $    2,925



Interest expense                               $      687
Interest factor on rentals (1/3)                       91
                                                 --------
Fixed charges                                  $      778

Ratio of earnings to fixed charges                   3.76
------------------------------------------       --------

(1) Based on the unaudited pro forma condensed combined statements of income which give effect to the refinancing by U S WEST of the Dex Indebtedness as if such transaction had been consummated as of the beginning of the period presented.